EXHIBIT 25.2

     ___________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549
                          _________________________

                                  FORM  T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                 ___________________________________________
             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
               A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                   ________________________________________

                           THE CHASE MANHATTAN BANK
             (Exact name of trustee as specified in its charter)


NEW YORK  13-4994650
(State of incorporation                                      (I.R.S. employer
if not a national bank)                                   identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                      10017
(Address of principal executive offices)                           (Zip Code)

                              William H. McDavid
                               General Counsel
                               270 Park Avenue
                           New York, New York 10017
                             Tel:  (212) 270-2611
          (Name, address and telephone number of agent for service)
                _____________________________________________
                          COMMUNITY CAPITAL TRUST I
             (Exact name of obligor as specified in its charter)

DELAWARE                                                           16-6453481
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                            identification No.)

5790 WIDEWATERS PARKWAY
DEWITT, NEW YORK                                                        13214
(Address of principal executive offices)                           (Zip Code)

                                 -----------
                         SERIES B CAPITAL SECURITIES
                     (Title of the indenture securities)



                                   GENERAL

Item 1.   General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          New York State Banking Department, State House, Albany, New York
          12110.

          Board of Governors of the Federal Reserve System, Washington, D.C., 20551

          Federal Reserve Bank of New York, District No. 2, 33 Liberty
          Street, New York,        N.Y.

          Federal Deposit Insurance Corporation, Washington, D.C., 20429.


     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.


Item 2.   Affiliations with the Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.


Item 16.  List of Exhibits

     List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see
Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

     2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

     5.  Not applicable.

     6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     8.  Not applicable.

     9.  Not applicable.



                                  SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 24TH day of JUNE, 1997.

                                   THE CHASE MANHATTAN BANK

                                   By ________________________________
                                        James D. Heaney
                                        Vice President





                            Exhibit 7 to Form T-1


                               Bank Call Notice

                            RESERVE DISTRICT NO. 2
                     CONSOLIDATED REPORT OF CONDITION OF

                           The Chase Manhattan Bank
                 of 270 Park Avenue, New York, New York 10017
                    and Foreign and Domestic Subsidiaries,
                   a member of the Federal Reserve System,

                 at the close of business March 31, 1997, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.



                              ASSETS                                              Dollar Amounts in
                                                                                        Millions
 Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency and coin  . . . . . . . . . . . . .        $ 11,721
    Interest-bearing balances   . . . . . . . . . . . . . . . . . . . . . . . . .           3,473
 Securities:   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 Held to maturity securities . . . . . . . . . . . . . . . . . . . . . . . . . . .          2,965

 Available for sale securities . . . . . . . . . . . . . . . . . . . . . . . . . .         35,903
 Federal Funds sold and securities purchased under  agreements to resell . . . . .         24,025
 Loans and lease financing receivables:
    Loans and leases, net of unearned income                           $123,957
    Less: Allowance for loan and lease losses                             2,853
    Less: Allocated transfer risk reserve   . . . . . . . . . . . .          13
                                                                       --------
    Loans and leases, net of unearned income, allowance, and reserve . . . . . . .        121,091
 Trading Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         54,340
 Premises and fixed assets (including capitalized leases)  . . . . . . . . . . . .          2,875
 Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            302
 Investments in unconsolidated subsidiaries and associated companies . . . . . . .            139
 Customers' liability to this bank on acceptances outstanding  . . . . . . . . . .          2,270
 Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,535
 Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10,283
                                                                                           ------

 TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $270,922
                                                                                         ========


					LIABILITIES
 DepositsIn domestic offices . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $84,776
         Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . .$32,492
         Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . 52,284
                                                                          -------
         In foreign offices, Edge and Agreement subsidiaries, and IBF's  .                  69,171
         Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . .$ 4,181
         Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . 64,990

 Federal funds purchased and securities sold under agreements to repurchase                 32,885
 Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . .                   1,000
 Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .                  42,538

 Other Borrowed money (includes mortgage indebtedness
         and obligations under calitalized leases):
         With a remaining maturity of one year or less . . . . . . . . . .                   4,431
         With a remaining maturity of more than one year . . . . . . . . .                     466
 Bank's liability on acceptances executed and outstanding  . . . . . . . .                   2,270
 Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . .                   5,911
 Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  11,575

 TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 255,023
                                                                                           -------

 Perpetual Preferred stock and related surplus                                                   0
 Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   1,211
 Surplus (exclude all surplus related to preferred stock)  . . . . . . . .                  10,283
 Undivided profits and capital reserves  . . . . . . . . . . . . . . . . .                   4,941
 Net unrealized holding gains (Losses) on available-for-sale securities  .                    (552)
 Cumulative foreign currency translation adjustments . . . . . . . . . . .                      16

 TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . . . .                  15,899
                                                                                            ------

 TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK AND EQUITY CAPITAL  . . .                $270,922
                                                                                          ========

 I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI


 We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                 		WALTER V. SHIPLEY        )
                                 		THOMAS G. LABRECQUE      )   DIRECTORS
                                 		WILLIAM B. HARRISON, JR. )